Exhibit 99.1

DraftKings Reports Strong Q2 Revenue Despite Limited Sports Calendar

Q2 2020 GAAP Revenue of $71M; Pro Forma Revenue of $75M

BOSTON, August 14, 2020 -- DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today reported financial results for the second quarter of 2020. For the three months ended June 30, 2020, DraftKings reported GAAP revenue of $71 million compared to $57 million during the same period in 2019. On a pro forma basis, including the effect of the Company’s business combination with SBTech (Global) Limited and Diamond Eagle Acquisition Corp. as if it had been completed on January 1, 2019, revenue would have been $75 million in the second quarter of 2020, compared to $83 million during the same period in 2019. DraftKings ended the second quarter of 2020 with over $1.2 billion in cash and no debt on its balance sheet.

“We believe that the best product will ultimately win with the American consumer,” said Jason Robins, DraftKings Co-Founder, CEO and Chairman of the Board. “As a technology first organization, we will continue to focus on bringing new and innovative products to market that strengthen our engagement with customers and maintain our competitive differentiation.”

$1.2 Billion in Cash on Balance Sheet after Successful Follow-on Offering

As a result of a successful follow-on equity offering in June and the exercise of public warrants following DraftKings’ call for redemption, DraftKings added over $800 million to its balance sheet and ended the second quarter with over $1.2 billion in cash and no debt. The Company is well positioned to continue to deliver on its key priorities, which include entering new states at the earliest opportunity, investing in product and technology to create new offerings for American sports and American sports fans, and acquiring and retaining customers.

In the second quarter, while several major sports leagues including the NBA, MLB and the NHL remained on hiatus due to COVID-19, the Company worked creatively to engage fans with new fantasy sports and betting products for NASCAR, golf, UFC, and European soccer. As sporting events began to resume, the Company saw increased engagement with its sports-based product offerings, which contributed to sequential monthly revenue improvement during the second quarter. This positive momentum has accelerated with the return of MLB, the NBA, WNBA, the NHL, and MLS.

The Company is introducing fiscal year 2020 pro forma revenue guidance of $500 million to $540 million which equates to year-over-year pro forma revenue growth of 22% to 37% in the second half of 2020. This guidance assumes that the professional sports calendar remains as currently contemplated and that DraftKings operates in the states in which it is currently live. DraftKings at this time does not anticipate an impact to its long-term plans due to COVID-19.

U.S. Legislative Landscape for Sports Betting and iGaming

In the second quarter of 2020, DraftKings launched sports betting in Colorado and iGaming in Pennsylvania. Since the close of the second quarter, DraftKings has launched sports betting in Illinois and iGaming in West Virginia. DraftKings is working to enter Virginia and Tennessee for sports betting and Michigan for sports betting and iGaming; all three states have passed legislation.

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Webcast and Conference Call Details

DraftKings will host a conference call and audio webcast today at 8:30 a.m. EDT, during which management will discuss the Company’s second quarter results and provide commentary on business performance. A question and answer session will follow the prepared remarks.

The conference call may be accessed by dialing (833) 644-0686 for domestic callers or (918) 922-6762 for international callers. Once connected with the operator, please provide the conference ID of 2644858.

A live audio webcast of the earnings conference call may be accessed on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Form 10-Q filing, and a slide presentation. The audio webcast and accompanying presentation will be available on the Company’s investor relations website until 11:59 p.m. EDT on September 14, 2020.

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GAAP Results of Operations, 3 & 6 Months Ended June 30th:

DRAFTKINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in thousands, except loss per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$70,931	$57,390	$159,473	$125,482
Cost of revenue	47,330	17,834	90,746	39,386
Sales and marketing	46,188	29,671	99,894	66,516
Product and technology	30,549	12,234	48,590	25,322
General and administrative	107,308	26,183	146,804	52,996
Loss from operations	(160,444)	(28,532)	(226,561)	(58,738)

Other income (expense):
Interest income (expense), net	(588)	426	(2,939)	1,087
Loss before income tax provision and loss from equity method investment	(161,032)	(28,106)	(229,500)	(57,651)

Income tax provision	(323)	(7)	(332)	(16)
Loss from equity method investment	(82)	-	(285)	-
Net loss attributable to common stockholders	$(161,437)	$(28,113)	$(230,117)	$(57,667)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.55)	$(0.15)	$(0.97)	$(0.31)

Due to the timing of the Business Combination, the three- and six-month periods ended June 30, 2020, reflect B2B/SBTech activity beginning April 24, 2020, and the three- and six-month periods ended June 30, 2019 do not reflect B2B/SBTech activity.

Non-GAAP Information

This press release includes Adjusted EBITDA and Pro Forma Adjusted EBITDA, which are non-GAAP performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful in evaluating our operating performance and are similar to measures reported by our publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, litigation, settlement and related costs and certain other non-recurring, non-cash and non-core items, as described in the reconciliation below. We define and calculate Pro Forma Adjusted EBITDA as pro forma net loss (giving effect to the Business Combination as if it were consummated on January 1, 2019) before the impact of interest income or expense, income tax expense or benefit and depreciation and amortization, and further adjusted for the same items as Adjusted EBITDA.

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We include these non-GAAP financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs), non-cash expenditures (for example, in the case of depreciation, amortization and stock-based compensation), or are not related to our underlying business performance (for example, in the case of interest income and expense and legal, settlement and related costs). Pro Forma Adjusted EBITDA excludes the same categories of expenses and is prepared to give effect to the Business Combination as if it occurred on January 1, 2019.

Adjusted EBITDA, 3 & 6 Months Ended June 30th:

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
(dollars in thousands)
Consolidated net income (loss)	$(161,437)	$(28,113)	$(230,117)	$(57,667)
Adjusted for:
Depreciation and amortization (excluding acquired intangibles)	5,448	3,274	10,152	6,199
Amortization of acquired intangibles	13,220	-	13,220	-
Interest (income) expense, net	588	(426)	2,939	(1,087)
Income tax (benefit) expense	323	7	332	16
Stock-based compensation (1)	54,486	1,844	59,328	6,675
Transaction-related costs (2)	25,255	1,276	30,907	1,276
Litigation, settlement, and related costs (3)	2,022	814	3,352	1,701
Other non-recurring costs and special project costs (4)	2,517	223	2,646	1,371
Other non-operating costs	83	-	285	-
Adjusted EBITDA	$(57,495)	$(21,101)	$(106,956)	$(41,516)

(1)	The amounts for the quarter and six months ended June 30, 2020, primarily reflect probability-based expenses on stock-based compensation awards resulting from the achievement of share price targets under long-term incentive plans and the issuance of our Class B shares (which have no economic or conversion rights) to our CEO.

(2)	Mainly includes capital markets advisory, consulting, accounting and legal expenses incurred in connection with the Business Combination, including related evaluation, negotiation and integration costs. Also includes bonuses, paid in the second quarter of 2020, to certain employees in connection with the consummation of the Business Combination. In 2019 these costs related to exploratory acquisition activities.

(3)	Includes primarily external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.

(4)	Includes primarily consulting, advisory and other costs relating to non-recurring items and special projects, including, for the three and six months ended June 30, 2019, the cost of our move to our new Boston headquarters, executive search costs and, for the three and six months ended June 30, 2020, implementation of internal controls over financial reporting and tax structuring advisory costs.

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Pro Forma Adjusted EBITDA, 3 & 6 Months Ended June 30th:

The table below presents our Non-GAAP Pro Forma Adjusted EBITDA, reconciled to our pro forma net loss, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
Pro Forma Information	2020	2019	2020	2019
(dollars in thousands)
Pro forma net income (loss)	$(156,800)	$(37,267)	$(238,881)	$(77,955)
Adjusted for:
Depreciation and amortization (excluding acquired intangibles)	5,722	3,933	11,274	7,522
Amortization of acquired intangibles	17,684	18,045	35,383	36,277
Interest (income) expense, net	601	(346)	3,399	(833)
Income tax (benefit) expense	3,008	(4,331)	920	(8,724)
Stock-based compensation (1)	65,346	2,018	70,204	7,125
Transaction-related costs (2)	-	1,276	-	1,276
Litigation, settlement, and related costs (3)	2,022	814	3,352	1,701
Other non-recurring costs and special project costs (4)	2,517	223	2,646	1,371
Other non-operating costs	83	-	285	-
Pro forma Adjusted EBITDA	$(59,817)	$(15,635)	$(111,418)	$(32,240)

(1)	The amounts for the three and six months ended June 30, 2020 primarily reflect probability-based expenses on stock-based compensation awards resulting from the achievement of share price targets under long-term incentive plans, the issuance of our Class B shares (which have no economic or conversion rights) to our CEO, and $10.9 million due to the satisfaction of the performance condition, immediately prior to the consummation of the Business Combination, on stock-based compensation awards granted to SBTech employees in prior periods.

(2)	The transaction costs related to the Business Combination described in footnote 2 to the preceding table have been eliminated in calculating our pro forma net income pursuant to the principles of Article 11 of Regulation S-X. In 2019 these costs related to exploratory acquisition activities.

(3)	Includes primarily external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.

(4)	Includes primarily consulting, advisory and other costs relating to non-recurring items and special projects, including, for the three and six months ended June 30, 2019, the cost of our move to our new Boston headquarters, executive search costs and, for the three and six months ended June 30, 2020, implementation of internal controls over financial reporting and tax structuring advisory costs.

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To facilitate comparability between periods, we have included in this press release supplemental unaudited pro forma results of operations for the three and six months ended June 30, 2020 compared with the three and six months ended June 30, 2019. These pro forma results were prepared giving effect to the Business Combination as if it had been consummated on January 1, 2019, and are based on estimates and assumptions, which we believe are reasonable and consistent with Article 11 of Regulation S-X.

Pro Forma Results of Operations, 3 Months Ended June 30th:

Set forth below are our pro forma results of operations for the three months ended June 30, 2020 compared with the three months ended June 30, 2019.

	Three months ended June 30,
Pro Forma Information	2020	2019	$ Change	% Change
(in thousands, except percentages)
Revenue	$74,998	$82,987	$(7,989)	-9.6%
Cost of revenue	(53,172)	(41,985)	(11,187)	26.6%
Sales and marketing	(46,967)	(31,477)	(15,490)	49.2%
General and administrative	(91,484)	(30,006)	(61,478)	204.9%
Product and technology	(36,483)	(21,463)	(15,020)	70.0%
Loss from operations	(153,108)	(41,944)	(111,164)	265.0%
Interest income (expense), net	(601)	346	(947)	n.m.
Loss before income tax expense	(153,709)	(41,598)	(112,111)	269.5%
Income tax benefit (expense)	(3,008)	4,331	(7,339)	n.m.
Loss from equity method investment	(83)	-	(83)	n.m.
Net Loss	$(156,800)	$(37,267)	$(119,533)	320.7%

n.m. = not meaningful

Pro Forma Results of Operations, 6 Months Ended June 30th:

Set forth below are our pro forma results of operations for the six months ended June 30, 2020 compared with the six months ended June 30, 2019.

	Six months ended June 30,
Pro Forma Information	2020	2019	$ Change	% Change
(in thousands, except percentages)
Revenue	$188,443	$175,941	$12,502	7.1%
Cost of revenue	(121,630)	(87,913)	(33,717)	38.4%
Sales and marketing	(104,240)	(71,985)	(32,255)	44.8%
General and administrative	(130,624)	(60,317)	(70,307)	116.6%
Product and technology	(66,225)	(43,238)	(22,987)	53.2%
Loss from operations	(234,276)	(87,512)	(146,764)	167.7%
Interest income (expense), net	(3,399)	833	(4,232)	-508.0%
Loss before income tax expense	(237,675)	(86,679)	(150,996)	174.2%
Income tax expense	(920)	8,724	(9,644)	-110.5%
Loss from equity method investment	(286)	-	(286)	n.m.
Net Loss	$(238,881)	(77,955)	(160,926)	206.4%

n.m. = not meaningful

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About DraftKings

DraftKings Inc. (Nasdaq: DKNG) is a digital sports entertainment and gaming company created to fuel the competitive spirits of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for 50+ operators across more than 15 regulated U.S. and global markets, including Arkansas and Oregon in the U.S. DraftKings’ Sportsbook offers mobile and retail betting for major U.S. and international sports and operates in the United States pursuant to regulations in Colorado, Illinois, Indiana, Iowa, Mississippi, New Hampshire, New Jersey, New York, Pennsylvania and West Virginia. DraftKings’ daily fantasy sports product is available in 8 countries internationally with 15 distinct sports categories. DraftKings is the official daily fantasy partner of the NFL, MLB and the PGA TOUR as well as an authorized gaming operator of the NBA and MLB and an official betting operator of the PGA TOUR.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which DraftKings’ operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel, as well as risks, uncertainties, and other factors described in “Risk Factors” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Contacts

Media:

Media@draftkings.com

Investors:

Investors@draftkings.com

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